SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  June 29, 2004

Franklin Receivables LLC
(Exact name of registrant as specified in its charter)

Delaware	333-106297	94-3301790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47 West 200 South, Suite 500
Salt Lake City, Utah 84101
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (801) 238-6700

Item 5.  Other Events

This Current Report on Form 8-K is being filed to file the Consent of Independent Accountants to the incorporation by reference in the Prospectus Supplement, dated June 22, 2004, relating to the Registrant's Asset-Backed Notes, of the accountants’ consent dated June 28, 2004 on the audits of the financial statements of MBIA Insurance Corporation.  The Consent of Independent Accountants is set forth in Exhibit 23.1.

Item 7.

Financial Statements, Pro Forma Financial

Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(a)

Exhibits:

Item 601(a) of Regulation S-K

Exhibit No.

Description

23.1

Consent of Independent Accountants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RECEIVABLES LLC

By: /s/ Harold E. Miller, Jr.

Harold E. Miller, Jr.

President and Chief Executive Officer

Dated:  June 29, 2004

Exhibit Index

Item 601(a) of Regulation S-K

Exhibit No.	Description	Page

23.1	Consent of Independent Accountants (PricewaterhouseCoopers LLP) as to the financial statements of MBIA Insurance Corporation and as to the reference of PricewaterhouseCoopers LLP under the caption “Experts” in the Prospectus Supplement dated as of June 22, 2004 Incorporated by reference to Form 8-K filed on June 29, 2004 with the SEC.	5

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus Supplement of Franklin Capital Corporation, relating to Franklin Auto Trust 2004-1, comprising part of the Registration Statement (No. 333-106297) of Franklin Receivables LLC, of our report dated February 13, 2004 relating to the financial statements, which appears in Item 8 of MBIA Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.  We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.  We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statements of MBIA Insurance Corporation as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, which is included in Exhibit 99 to such Annual Report on Form 10-K.  We also consent to the reference to us under the headings “Experts” in the Prospectus Supplement.

/s/ PriceWaterhouseCoopers LLP

PriceWaterhouseCoopers LLP

June 28, 2004

McKee Nelson LLP

Five Times Square, 35th Floor

New York, New York  10036

Telephone:  (917) 777-4333

Facsimile:  (917) 777-4299

June 29, 2004

VIA EDGAR

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C.  20549

RE:

Franklin Receivables LLC

Asset-Backed Notes, Series 2004-1

Ladies and Gentlemen:

We have acted as counsel for Franklin Receivables LLC, a Delaware limited liability company (the “Company”).  We enclose herewith for filing, pursuant to the Securities and Exchange Act of 1934, as amended, the Company’s Current Report on Form 8-K in connection with the above-referenced transaction.

Very truly yours,

Matthew P. Joseph

Enclosure